EXHIBIT 10.5

FAMOUT AND PARTICIPATION AGREEMENT

BISON AREA, ALBERTA

THIS AGREEMENT made as of the 26th day of November, 2003

BETWEEN:

INVASION ENERGY INC.,

a body corporate, having an office at the City of

Calgary, in th Province of Alberta

(hereinafter referred to as "Farmar" or "Participant" or "Invasion")

OF THE FIRST PART

-and -

ELM ENERGY MANAGEMENT LTD.

a body corporate, having an office at the City of Calgary,

in the Province of Alberta

(hereinafter referred to as "Elm" or "Farmee')

-and -

OF THE SECOND PART

WHEREAS  Invasion is the holder of certain interests in the lands more particularly described in Schedule "A" under the heading "Farmout Lands"; and "Option Lands" and

WHEREAS Elm has agreed to farm in on a portion of Invasion's interest in the Farmout Lands and Invasion has agreed to participate for a portion of its interest in the Earning Well; and

WHEREAS the Parties wish to provide for the formal maintenance, exploration, operation, and development of the Farmout Lands, from and after the Effective Date, subject to the terms and conditions contained in this Agreement for the mutual benefit of the Parties hereto.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and the mutual covenants contained herein and the benefits to be derived herefrom, the Parties agree as follows:

1. Interpretation

1.1 Definitions

Unless the context otherwise requires, each capitalized term used in this Head Agreement (including the recitals and this Clause) will have the meaning given to it in the Farmout & Royalty Procedure  attached  hereto as Schedule "B", and in addition, the following terms shall have the respective meanings hereby assigned to them, namely:

Farmout and Participation Agreement, Page 2

(a)	"Assignment Procedure" means the 1993 CAPL Assignment Procedure (incorporated by reference), which will supercede Article 2404 of the Operating Procedure

(b)	"Contract Depth" means a depth down to and including the lessor of 30 meters into the Muskeg formation or 1494 meters;

(c)	"Farmee" means Elm;

(d)	"Farmor" means Invasion;

(e)	"Option Lands" means the lands described in Schedule "A";

(f)	"Participant" means Invasion;

(g)

"Petroleum Substances" means all petroleum, natural gas and all fluids and substances produced in association therewith, which may be produced from the Farmout Lands in accordance with such terms and conditions as may be from time to time prescribed by the relevant governmental bodies;

1.2 Schedules

The following Schedules are attached hereto and made part of  this Agreement:

(a)	Schedule "A", which describes the Farmout Lands, the Option Lands, Title Documents, and Encumbrances;

(b)	Schedule "8", which is the 1997 CAPL Farmout & Royalty Procedure;

(c)	Schedule "C", which is the 1990 CAPL Operating Procedure which includes the 1996 PASC Accounting Procedure attached as Exhibit "I"; and

(d)	Schedule "D''. which is the Well Data Requirement Sheet.

2. Earning Well

(a)

Subject to surface accessibility and rig availability, Invasion on behalf of the Farmee and Participant shall drill the Earning Well at a location in 10-15-95-15W5 on the Farmout Lands, and shall drill such well diligently and continuously in accordance with Article 3.00 of the Farmout and Royalty Procedure:

(b)	Costs of drilling, completing and capping or abandoning the Earning Well shall be shared in the following percentages:

Invasion	15.0%
Elm	85.0%

Farmout and Participation Agreement, Page 3

3. Earning

Subject to Article 3.00 of the Farmout and Royalty Procedure, the Farmee shall earn 85% of the Farmor's working interest in all rights in the Farmout Lands, subject to a before payout overriding royalty of twelve percent (12%) on 85% of all proceeds therefrom, convertible to 40% of the Farmee's participating interest in the Earning Well spacing unit, and, in the balance of the Farmout Lands, 60% of the Farmor's 85% interest.

For greater clarity, the interests of the parties in the Farmout Lands after earning shall be:

Drill Spacing Unit
	BPO	APO	Balance of lands
Invasion	15% WI plus 12% GOR on 85% prod	49.0% WI	49.0% WI
Elm	85% WI subject to 12% GOR	51.0% WI	51.0% WI

4. Option Wells

The Farmee shall have the option to drill additional wells at mutually agreed locations on the Option Lands to earn the same amount of lands under the same earning terms as the Earning Well. In the  event time does not allow additional wells to be drilled in the 03/04 winter drilling season,  Invasion will extend such option to the following winter drilling season.

5. Test Well Tie-In

Invasion agrees to tie in all wells capable of production, into its existing gathering facilities and shall bear all tie in costs 100%. Invasion agrees to process and transport all gas belonging to the Farmee using its facilities under the January 1, 2004 Processing and Transportation Agreement between Invasion and Elm.

6. Cash Call

Invasion shall be allowed to cash call the Farmee for its proportionate share of the estimated AFE costs associated with drilling the Earning Well.

7. Operating Procedure

Invasion will be the initial Operator under the Farmout & Royalty Procedure and Operating Procedure and hereby accepts such  appointment.

Farmout and Participation Agreement. Page 4

8. Area of Mutual Interest

There shall be a one mile area of mutual interest surrounding the Farmout and Option Lands. Such AMI shall be in effect for 1 year from the date of this agreement and the Farmor and Farmee shall be eligible to participate therein as to 49'% and 51% respectively.

9. Maintenance of Leases

Invasion shall pay all rentals, taxes,  Lessor royalties, overriding royalties and all payments arising out of or burdens on the Title Documents in accordance with the interests as set forth in Clause 3 hereof. The Farmee agrees to reimburse the Farmor for its share of all lease rentals from the Effective date until it has completed its earning hereunder, or has elected not to drill any further Option Wells, whichever is the latter.

10. Address for Service

The address for each of the Parties for service of notices shall be as follows:

Invasion Enery Inc.	Elm Energy Management Ltd.
2500, 645 - 7th Avenue S.W.	200, 118 - 81 Avenue S.W.
Calgary, AB T2P 4G8	Calgary, Alberta T2P 1B3

11. Assignment

The Assignment Procedure will be deemed to apply as if it had been included as a schedule to this Agreement.  Notwithstanding Clause 2.02 of the Assignment Procedure, no provision of the Assignment Procedure shall be construed so as to make th   assignee responsible for any obligation or liability which had arisen or accrued prior to the   ransfer Date (as defined in the Assignment Procedure).

12. Encumbrance of Interest

If the interest of any Party in the Farmout Lands is now on hereinafter shall become encumbered by any royalty, excess royalty, production payment, carried interest or other charge of a similar nature, other than the encumbrances as set forth on Schedule "A", such additional encumbrance, royalty, interest payment or charge shall be charged to, and paid entirely by, the Party whose interest is or becomes thus encumbered. Any such encumbrance hereinafter made or granted by a Party shall be expressly made subject to the rights of the other Parties hereunder . In no event shall a Party acquiring an interest in such lands by virtue of the operation of any provision of the body of this agreement or of the Operating procedure (except for Article XXIV of the Operating Procedure, where applicable) ever be required to assume any part of such interest, royalty, payment or charge.

Farmout and Participation Agreement, Page 5

13. Goods and Services Tax (GST)

(a)

Effective as of the Effective Date, the parties to this Agreement hereby elect jointly to have the Operator or any successor to the initial Operator, account for GST in the course of any joint venture activity attributable to the electing participants and parties to this Agreement pursuant to subsection 273(1) of the Excise Tax Act.

(b)

For the purposes of Subsection 273(1) of the Excise Tax Act, this Operating Agreement covers any marketing arrangements between the perator and the other parties, wherein the Operator agrees to market product n behalf of such other parties.

14. Limitation Act

The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, R.S.A. 2000 c. L-12, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to:

(a)	for claims disclosed by an audit, two years after the time this agreement permitted that audit to be performed; or

(b)	for all other claims, four years.

15. ELM Partners and Beneficial Interests

The Operator acknowledges that ELM Energy Management Ltd. ("ELM") may have other partners, including Qwest Energy Corp. limited partnerships (the "ELM Partners") that will have a beneficial interest in certain wells and associated lands. However, the Operator is only required to look to ELM for performance of any duties and obligations required to be carried out under the Agreement prior to ELM earning its interest hereunder and prior to the appropriate Notices of Assignment  being affected. At the request of ELM, the Operator agrees to use its reasonable efforts to assign and novate the ELM Partners into the lands, interests and applicable agreements.

Operations

The Operator confirms that the operations will be performed in accordance with the Operating Procedure and if applicable the Farmout and Royalty Procedure. The Operator agrees to issue supplemental AFE's in accordance with the Operating Procedure and to keep ELM appraised of operations and costs in a timely manner.

Materials

The operator shall provide ELM with copies of geological, geophysical and engineering data, information and materials. ELM shall pay the reproduction cost of materials beyond information and data provided in the normal course of operations.

Farmout and Participation Agreement, Page 6

Press Releases

Any Press Release related to ELM's participation shall contain a reference specifically to ELM and shall include the following:

"ELM Energy Management ltd. is the drilling program manager for Qwest Energy Inc. limited partnerships and certain Qwest limited partnerships have certain beneficial interests with ELM in these properties."

Offer to Purchase

At the request of ELM, the Operator or any affiliate of The Operator ("Operator") shall extend an Offer to Purchase the interest of ELM Energy Management Ltd. and "the ELM Partners" earned interest hereunder. The amount of the offer extended will be at Operator's sole discretion and ELM Energy Management Ltd. is under no obligation to dispose of its interest. In the event ELM Energy Management Ltd. and the ELM Partners wish to accept Operator's Offer to Purchase, a sale agreement shall be prepared containing industry standard provisions for oiland gas property or corporate transactions. It is acknowledged that ELM Energy Management Ltd. and the ELM Partners may elect to sell some but not all of the applicable interest.

[If clause 2401 8 from the CAPL Operating Procedure is in effect t e following shall apply. If the Operator extends an offer and it is rejected by ELM, Clause 2401 A shall apply provided that the sale price exceeds the previous offer by the Operator.]

Qwest Energy Corp. limited partnerships, ("Qwest LPs") have a requirement that the Operator will make an offer after 24 months of the limited partnerships final closing of the offering of that limited partnership, to purchase the shares of the subsidiary companies of Qwest LPs containing the interest in wells and associated lands after the 24 month period. The offer shall be at Operator's sole determination of the fair market value of the interests. The Qwest LP's shall be under no obligation to accept the said offer.

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first written above.

INVASION ENERGY INC.

/s/ Larry Braun
Name: Larry Braun
Title: President, Land

ELM ENERGY MANAGEMENT LTD.

/s/ Neal Gledhill
Name: Neal Gledhill
Title: President

This is the Execution page of a Farmout and Participation Agreement dated the 26th day of November, 2003, between Invasion Energy Inc. and Elm Energy Management Ltd.

Farmout and Participation Agreement, Page 7

Schedule "A" '

Attached to and made part of a Farmout and Participation Agreement dated the 26th day of November, 2003 between Invasion Energy Inc. and Elm Energy, Management Ltd.

Farmout Lands:

Legal DescriQtion	Invasion I nterest	Title Documents	Encumbrances

Secs 11,13,14-95-15W5	100.00%	CR 124394A	Crown
PNG to base Gilwood

Sec. 15-95-15W5	100.00%	CR 0503120270	Crown
AII PNG

Otion Lands:

Legal DescriQtion	Invasion I nterest	Title Documents	Encumbrances

Secs. 29,31,32-95-15W5	100.00%	CR 5400030049	Crown
Sec 36-95-16W5
All PNG excl NG Bluesky Gething in S29

Secs 5,6,7-96-15W5	100.00%	CR 5499070027	Crown
Secs 1,11,12-96-16W5

Schedule "B"

Attached to and made part of a Farmout and Participation Agreement dated the 26th day of
November, 2003 between Invasion Energy Inc. and Elm Energy Management Ltd.

Farmout & Royalty Procedure Elections and Amendments

1. Effective Date (Subclause 1.01(f)): November 26, 2003

2. Payout  (Subclause  1.01(t)): Alternate A

    Alternate B

If Alternate B applies:     m3 of equivalent production and         years.

3. Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02)

4.  Article 4.00 (Option Wells) will _✓_ / will not       apply.

5. Article  5.00  (Overriding Royalty)  will _✓_ / will not       apply.

6. Quantification of Overriding Royalty (Subclause 5.01A, if applicable).

(a) Crude Oil	Alternate 1
lf Alternate 1 applies, 12%
If Alternate 2 applies, min %, max %

(b) Other Substances	Alternate 1
If Alternate 1 applies, 12%
If Alternate 2 applies, % in (i) and % in (ii)

7. Permitted Deductions (Subclause 5.04B, if applicable)

Alternate 1 only

Alternate 2 only

Alternates 1 and 2

If Alternate 2 applies, 50% of Market Price.

8. Article 6.00 (conversion of Overriding Royalty)   will   ✓ / will not      apply.

9. If Article 6.00 applies, conversion to 34% Working Interest in Subclause 6.04A.

10. Article.8.00 (Area of Mutual Interest) will   ✓ /will not      apply.

11. Reimbursement of Land Maintenance Costs (Clause 11.02) will       will not  ✓apply. If applicable, reimbursement of $      .

Schedule "C"

Attached to and made part of a Farmout and Participation Agreement dated the 26th day of

November, 2003 between Invasion Energy Inc. and Elm Energy Management Ltd.

1990 CAPL OPERATING AGREEMENT

I. Insurance (Clause 311)	Alternate B
II. Marketing Fee (Clause 604)	Alternate B(a) $.12 per barrel, (b) $.02 per Mcf, (c) N/A, (d) N/A
III. Casing Point Election (Clause 903)	Alternate.A
IV. Penalty for Independent Operations (Clause 1007)	Development walls 300%
Exploratory wells 500%
V. Title Preserving Well (Clause 1010)	180 days
VI. Disposition of Interests (Clause 2401)	Al!ernate A
VII. Recognition Upon Assignment (Clause 2404)	Alternate Delete

1998 PASC ACCOUNTI NG PROCEDURE

I. Operating Advance (Clause 105) Proportionate share of 10%

II. Approvals (Clause 110)  2 or more parties totaling 75%

III. Expenditure Limits (Clause 112) (a) $25,000  (c) $25,000

IV. Employee Benefits (Clause 202(b))  25%

V. Housing (Clause 213(b)) Shall be chargeable

V.   Warehouse Handling (Clause 216)  5%

VI. Allocation Options Delete

VI. Overhead Rates (Clause 302)

(a) For each Exploration Project:

(1) 5% first  $50.000.00

(2) 3% of next  $100,000.00

(3) 1% of cost over $160,000

(b) For each DrillingWell:

(1) 3% of first $ 50,000.00

(2) 2% of next $ 100,000.00

(3) 1% of coat over $150,000

(c) For each initial construction:

(1) 5% of first $50,000.00

(2) 3% of next $100,000.00

(3) 1% of cost over $150.000

(d) For each Construction Project:

Flat          %

OR

(1) 5% first $50,000.00

(2) 3% of next $100,000.00

(3) 1% of cost over $150,000

(d)  For Operation and Maintenance:

(1) 10% of the cost; and

(2) $150.00 per month for producing well per month; or

(3)            flat rate per monlh for producing, lnjection and water source operations

The rates In Subclauses (e)(2) and (e)(3) wlll       /will not   X   be adjusted as of the first day of July each year.

Vii. Dispositions (Clause 406)

$25,000.00 for requiring approval.